                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference of our report dated June 23, 2003 on the Belmont National Bank 401(k) Profit Sharing Plan's (the Plan) December 31, 2002 financial statements included in this Annual Report on Form 11-K of the Plan for the period ended December 31, 2002 into Belmont Bancorp's Registration Statement on Form S-8 (SEC File No. 333-45672) filed with the Securities and Exchange Commission.

/s/ Seber, Dillenbeck & Craft, P.C.
Seber, Dillenbeck & Craft, P.C.
Kalamazoo, Michigan

June 23, 2003

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